UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2017

(Exact name of registrant as specified in charter)

Wyoming	000-08447	83-0219465
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Campus View Blvd., Ste. 200, Columbus, Ohio	43235
Address of Principal Executive Offices	(Zip Code)

Registrant's telephone number, including area code:   (305) 704-3294

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report on Form 8-K and unless otherwise indicated, the terms “the Company,” “Omega,” “we,” “us” and “our” refer to Omega Commercial Finance Corp. and its subsidiaries.

Item 1.01

Entry into a Material Definitive Agreement.

Item 2.01

Completion of Acquisition or Disposition of Assets.

On March 17, 2017, we, purchased a total of 35,550,000 “restricted” shares of common stock (the “Control Share Sale”) of Gogo Baby, Inc., a publicly-held Delaware corporation (“GGBY”) from Malcolm Hargrave (35,000,000 shares), DTH International Corporation (500,000 shares) and Lisa Foster (50,000 shares), the controlling stockholders of GGBY for aggregate consideration of $295,000.  The Control Share Sale was consummated in a private transaction pursuant to a common stock purchase agreement entered into between Omega and Mr. Hargrave, acting individually and on behalf of the other selling stockholders of GBBY.  We paid the purchase price from the proceeds of our previously reported private sale of 160,000 shares of our Series Z preferred stock at $2.50 per shares for an aggregate of $400,000.  As a result of the completion of the Control Share Sale, a “Change in Control” of the GGBY took place.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.

Description of Exhibit

10.1

Common Stock Purchase Agreement dated February 24, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2017	OMEGA COMMERCIAL FINANCE CORP.

	By:	/s/Todd Buxton
Todd Buxton, Chief Executive Officer